AMENDMENT NO. 11

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of May 15, 2020, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to (i) reduce the contractual advisory fee schedule of Invesco Oppenheimer Rochester® California Municipal Fund, Invesco Oppenheimer Rochester® Municipals Fund, Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund and Invesco Intermediate Term Municipal Income Fund (ii) remove Invesco New York Tax Free Income Fund and Invesco Oppenheimer Intermediate Term Municipal Fund (iii) change the name of Invesco Oppenheimer Rochester® Municipals Fund to Invesco Rochester® New York Municipals Fund;

NOW, THEREFORE, the parties agree that;

1.Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

"APPENDIX A

FUNDS AND EFFECTIVE DATES
Name of Fund	Effective Date of Advisory Agreement
Invesco Limited Term Municipal Income Fund	June 1, 2000
Invesco High Yield Municipal Fund	February 12, 2010
Invesco Intermediate Term Municipal Income Fund	February 12, 2010
Invesco Municipal Income Fund	February 12, 2010
Invesco Oppenheimer Municipal Fund	May 24, 2019
Invesco Oppenheimer Rochester® AMT-Free Municipal Fund	May 24, 2019
Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund	May 24, 2019
Invesco Oppenheimer Rochester® California Municipal Fund	May 24, 2019
Invesco Rochester® New York Municipals Fund	May 24, 2019
Invesco Oppenheimer Rochester® High Yield Municipal Fund	May 24, 2019
Invesco Oppenheimer Rochester® Limited Term California Municipal Fund	May 24, 2019
Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund	May 24, 2019
Invesco Oppenheimer Rochester® New Jersey Municipal Fund	May 24, 2019
Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund	May 24, 2019

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Limited Term Municipal Income Fund
Net Assets	Annual Rate
First $500 million ..........................................................................................................................	0.30%
Over $500 million to and including $1 billion ................................................................................	0.25%
Over $1 billion ..............................................................................................................................	0.20%
Invesco High Yield Municipal Fund
Net Assets	Annual Rate
First $300 million ..........................................................................................................................	0.60%
Next $300 million..........................................................................................................................	0.55%
Over $600 million .........................................................................................................................	0.50%
Invesco Intermediate Term Municipal Income Fund
Net Assets	Annual Rate
First $500 million ..........................................................................................................................	0.50%
Next $250 million..........................................................................................................................	0.45%
Next $250 million..........................................................................................................................	0.425%
Over $1 billion ..............................................................................................................................	0.3325%
Invesco Municipal Income Fund
Net Assets	Annual Rate
First $500 million ..........................................................................................................................	0.50%
Over $500 million .........................................................................................................................	0.45%
Invesco Oppenheimer Municipal Fund∗
Net Assets	Annual Rate
First $500 million ..........................................................................................................................	0.40%
Next $500 million..........................................................................................................................	0.35%
Next $500 million..........................................................................................................................	0.30%
Over $1.5 billion ...........................................................................................................................	0.28%

∗The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer Rochester® New Jersey Municipal Fund*
Net Assets	Annual Rate
First $200 million ..........................................................................................................................	0.600%
Next $100 million..........................................................................................................................	0.550%
Next $200 million..........................................................................................................................	0.500%
Next $250 million..........................................................................................................................	0.450%
Next $250 million..........................................................................................................................	0.400%
Over $1 billion ..............................................................................................................................	0.350%
Invesco Oppenheimer Rochester® AMT-Free Municipal Fund*
Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund*
Net Assets	Annual Rate
First $200 million ..........................................................................................................................	0.600%
Next $100 million..........................................................................................................................	0.550%
Next $200 million..........................................................................................................................	0.500%
Next $250 million..........................................................................................................................	0.450%
Next $250 million..........................................................................................................................	0.400%
Next $4 billion...............................................................................................................................	0.350%
Over $5 billion ..............................................................................................................................	0.330%
Invesco Oppenheimer Rochester® California Municipal Fund*
Net Assets	Annual Rate
First $500 million ..........................................................................................................................	0.480%
Next $250 million..........................................................................................................................	0.455%
Next $250 million..........................................................................................................................	0.425%
Next $500 million..........................................................................................................................	0.380%
Next $500 million..........................................................................................................................	0.370%
Next $500 million..........................................................................................................................	0.355%
Next $1.5 billion ...........................................................................................................................	0.3500%
Over $4 billion ..............................................................................................................................	0.330%

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund*

Net Assets	Annual Rate
First $500 million	.......................................................................................................................... 0.510%
Next $250 million	.......................................................................................................................... 0.410%
Next $250 million	.......................................................................................................................... 0.400%
Next $1.5 billion	..........................................................................................................................0.380%
Next $3 billion	..........................................................................................................................0.345%
Over $5 billion	..........................................................................................................................0.330%
Invesco Oppenheimer Rochester® High Yield Municipal Fund*
Net Assets	Annual Rate
First $200 million	.......................................................................................................................... 0.600%
Next $100 million	.......................................................................................................................... 0.550%
Next $200 million	.......................................................................................................................... 0.500%
Next $250 million	.......................................................................................................................... 0.450%
Next $250 million	.......................................................................................................................... 0.400%
Next $10 billion	.......................................................................................................................... 0.350%
Over $11 billion	.......................................................................................................................... 0.340%
Invesco Oppenheimer Rochester® Limited Term California Municipal Fund*
Net Assets	Annual Rate
First $100 million	.......................................................................................................................... 0.500%
Next $150 million	.......................................................................................................................... 0.450%
Next $1.75 billion	.......................................................................................................................... 0.400%
Over $2 billion	..........................................................................................................................0.390%

Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund*

Net Assets	Annual Rate
First $100 million	.......................................................................................................................... 0.500%
Next $150 million	.......................................................................................................................... 0.450%
Next $1.75 billion	.......................................................................................................................... 0.400%
Next $3 billion	..........................................................................................................................0.390%
Next $5 billion	..........................................................................................................................0.380%
Over $10 billion	..........................................................................................................................0.370%

*The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Rochester® New York Municipals Fund*
Net Assets	Annual Rate
First $500 million	.......................................................................................................................... 0.480%
Next $4.5 billion	..........................................................................................................................0.455%
Next $3 billion	..........................................................................................................................0.450%
Next $6 billion	..........................................................................................................................0.440%
Over $14 billion	..........................................................................................................................0.420%
Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund*
Net Assets	Annual Rate
First $100 million	.......................................................................................................................... 0.500%
Next $150 million	.......................................................................................................................... 0.450%
Next $1.75 billion	.......................................................................................................................... 0.400%
Next $3 billion	..........................................................................................................................0.390%
Next $5 billion	..........................................................................................................................0.380%
Over $10 billion	..........................................................................................................................0.370%"

2.In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM TAX-EXEMPT FUNDS
(INVESCO TAX-EXEMPT FUNDS)
Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer
INVESCO ADVISERS, INC.
Attest:		By:
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President & Secretary

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